EXHIBIT 10.37.11


                      FOURTH AMENDMENT TO CREDIT AGREEMENT

         THIS FOURTH AMENDMENT TO CREDIT AGREEMENT ("Amendment") is entered into as of February 14,2003, by and among BLACK WARRIOR WIRELINE CORP., a Delaware corporation ("Borrower"), the other Credit Parties signatory hereto and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GE Capital"), for itself, as Lender, and as Agent for Lenders (in such capacity, the "Agent").

                                    RECITALS

A. Borrower, the other Credit Parties signatory thereto, GE Capital, the other Lenders signatory thereto from time to time and the Agent are parties to a certain Credit Agreement dated as of September 14, 2001, as amended by that certain First Amendment to Credit Agreement, dated as of January 26, 2002, as amended by that certain Second Amendment to Credit Agreement, dated as of June 10, 2002 and as amended by that certain Third Amendment to Credit Agreement, dated as of October 31, 2002 (the "Credit Agreement;" capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement).

B. Borrower has requested that the Lenders amend the Credit Agreement in certain respects and the Lenders have agreed to amend the Credit Agreement, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

A. AMENDMENT

1. Amendment to Section 1.6 of the Credit Agreement. The Credit Agreement is hereby amended by deleting Section 1.6(l) of the Credit Agreement and by substituting in lieu thereof the following:

         (l) that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

the Account is not paid within the earlier of: 60 days following its due date or 90 days following its original invoice date; provided that any Account with respect to Chevron USA, Exxon USA, Unocal Gulf Region USA, Masters Resources LLC and Encore

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Operating shall be in default if not paid within the earlier of 120 days following its due date or 120 days following its original invoice date; the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

B. REPRESENTATIONS

Each Credit Party hereby represents and warrants to the Lenders and the Agent that:

1. The execution, delivery and performance by such Credit Party of this Amendment (a) are within such Credit Party's corporate power; (b) have been duly authorized by all necessary corporate and shareholder action; (c) are not in contravention of any provision of such Credit Party's certificate of incorporation or bylaws or other organizational documents; (d) do not violate any law or regulation, or any order or decree of any Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which such Credit Party or any such Subsidiary or any of their respective property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Credit Party or any of its Subsidiaries; and (g) do not require the consent or approval of any Governmental Authority or any other person;

2. This Amendment has been duly executed and delivered for the benefit of or on behalf of each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights and remedies in general; and

3. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

C. OTHER AGREEMENTS

         1. Continuing Effectiveness of Loan Documents. As amended hereby, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. Upon the effectiveness of this Amendment

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such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.

         2. Reaffirmation. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the other Loan Documents, effective as of the date hereof and after giving effect to this Amendment, and represents that, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

         3. Expenses. Borrower agrees to pay on demand all costs and expenses of Agent in connection with the preparation, execution, delivery and enforcement of this Amendment, the closing hereof, and any other transactions contemplated hereby, including the fees and out-of-pocket expenses of Agent's counsel.

         4. Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.


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         IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BLACK WARRIOR WIRELINE CORPORATION, as Borrower
By:

Name:    William L. Jenkins
Title:   Chief Executive Officer

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender

By:
         John Hanley

                                                     Duly Authorized Signatory